UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-36262	32-0415537
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, Washington	98033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 298-2500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 12, 2014, Rightside Group, Ltd. (the “Company”) entered into an Amendment No. 1 to Credit Agreement (the “Amendment”) by and among the Company, its domestic subsidiaries Rightside Operating Co. and eNom, Incorporated (together with the Company, the “U.S. Borrowers”) and its foreign subsidiaries DMIH Limited, United TLD Holdco Ltd. and Rightside Domains Europe Limited (collectively, the “Non-U.S. Borrowers” and together with the U.S. Borrowers, the “Borrowers”) and Silicon Valley Bank (“SVB”) as lender.  The Amendment amends the terms of the Company’s existing Credit Agreement, dated as of August 1, 2014 (the “SVB Credit Facility”), by and among the Borrowers and SVB.

In accordance with the Company’s post-closing agreement with SVB entered into in connection with the SVB Credit Facility and described in the Company’s Form 8-K filed with the Securities and Exchange Commission on August 7, 2014, the Company and SVB have entered into the Amendment to amend, among other things, certain affirmative covenants, negative covenants and events of default under the SVB Credit Facility.

SVB and its affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates.  They have received, or may in the future receive, customary fees and commissions for these transactions.

Additional details of the SVB Credit Facility were previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on August 7, 2014 and are incorporated herein by reference.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement between Rightside Group, Ltd. and certain of its subsidiaries and Silicon Valley Bank, dated as of August 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2014	RIGHTSIDE GROUP, LTD.

	By:	/s/ Taryn J. Naidu
Taryn J. Naidu
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement between Rightside Group, Ltd. and certain of its subsidiaries and Silicon Valley Bank, dated as of August 12, 2014.